Exhibit 99.1

American Energy Development Corp. Announces Non Executive Board Appointment, enhancing its expertise and leadership.

NEW YORK, Dec. 20, 2011 (GLOBE NEWSWIRE) - American Energy Development Corp. (OTCBB:AEDC) hereafter "AED", is pleased to announce it has appointed Kevin Goldrick to its board of directors as a non-executive board member.

A veteran of the U.S. mining and Oil & Gas industry, Mr. Goldrick brings over 34 years of both business and technical expertise to AED, having started his career with Kerr McGee (now part of Anadarko, Market Cap: $36B), as a mine geologist focusing on the Powder River Basin in Wyoming, developing uranium and coal assets, prior to his move into the petroleum industry.

Mr. Goldrick’s initial focus in the Oil & Gas industry was in the Rocky Mountains area, by serving as a consultant and senior geologist for various exploration plays. As part of his growing presence in the area, Mr. Goldrick acquired a geological science company, which since his involvement to date, has been involved in the drilling and geological assessment of over 500 wells.

In 1991, Mr. Goldrick formed an exploration and production company, which acquired and developed 5 oilfields in the Big Horn and Wind River basins in Wyoming, before selling his majority interest in 2006. Following the sale of his company, Mr. Goldrick continues to develop new exploration and development projects, and is regarded by us as an expert in the Bakken shale play in North Dakota, Niobrara shale formation in Wyoming and the Marcellus shale play in Pennsylvania.

Mr. Goldrick holds a B.Sc in Earth Science from Chadron State College, Nebraska, and is a member of the Wyoming Geological Association, the Society of Petroleum Engineers and the American Petroleum Institute.

Herold Ribsskog, President of American Energy Development Corp., said, “AED is excited to have a person of Kevin’s stature join the AED Board. We believe his experience and track record in developing start-up companies and exploration plays is an important addition to AED. His geological knowledge is an area where we believe AED can really gain added value, in conjunction with the management experience he brings.”

About American Energy Development Corp.

American Energy Development Corp. is an independent US energy company, committed to creating American energy independence through the development of acreage in established oil and gas basins. Using the latest geological, geophysical, and environmental technology, the Company's goal is to locate, drill, and produce oil and gas in the United States and secure regions. American Energy Development's focus is on the development of Niagaran oil reefs in Michigan and the underexplored onshore basins in the United Kingdom.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company's business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations inside and outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding "probable," "possible," or "recoverable" reserves among others. U.S. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and Form S-1, File No. 333-169014, available from us at American Energy Development Corp., 1230 Avenue of the Americas, 7th Floor, New York, NY 10020.

CONTACT: American Energy Development Corp.
         Joel Felix, Chief Financial Officer
         1230 Avenue of the Americas, 7th Floor
         New York, NY 10020
         Phone: (888) 542-7720
         Fax: (917)-639-4000
         Web: www.aed-corp.com
         Email: ir@aed-corp.com